UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55800	81-3623646
(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue, Suite 500, Miami, Florida 33131
 (Address of principal executive offices) (Zip Code)

(786)-620-2140
(Registrant's telephone number, including area code)

----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the  Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1-Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2018, Qrons Inc. (the "Company") amended its services agreement, dated December 12, 2017 (the "Amendment") with Ariel Scientific Innovations Ltd., which services agreement was filed with the Company's Current Report on Form 8-K on December 15, 2017 (the "Services Agreement"). The Amendment provides for the payment of an additional monthly fee, commencing March 2018, of up to 8,000 Israeli shekels as compensation for additional costs which the Company may request. All other terms and conditions of the Services Agreement remain in effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein in its entirety by reference.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.13	First Amendment Agreement to Services Agreement, dated April 12, 2018, between Ariel Scientific Innovations Ltd. and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS, INC.

Date: April 16, 2018	By:	/s/ Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

2